UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

THERALINK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15000 W. 6th Ave., #400

Golden, CO 80401

(Address of principal executive offices)

(888) 585-4923

(Registrant’s telephone number, including area code)

ONCBIOMUNE PHARMACEUTICALS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today OncBioMune Pharmaceuticals, Inc. (the “Company”) announced that Andrew Kucharchuk resigned from his position as Acting Chief Financial Officer, effective September 24, 2020. Mr. Kucharchuk will continue to serve as a director on the Company’s Board of Directors.

Thomas E. Chilcott, III, age 52, has been appointed Chief Financial Officer to serve effective September 24, 2020, until his resignation or removal by the Company. Immediately prior to joining the Company, Mr. Chilcott was the President of Chilcott Consulting Group (“Chilcott Consulting”), a financial and accounting services firm specializing in corporate restructuring and turnaround management. Prior to Chilcott Consulting, from January 2017 to June 2019, Mr. Chilcott worked for Ampio Pharmaceuticals, Inc. (“Ampio”), a publicly-traded development stage biopharmaceutical company focused on the discovery and development of novel therapies aimed at treating common inflammatory conditions for which there are limited treatment options, where from June 2017 through June 2019 he served as their Chief Financial Officer, Secretary and Treasurer. From 2006 to his time at Ampio, Mr. Chilcott was the President of Chilcott Consulting. He also worked in public accounting for KPMG Peat Marwick where he was an Audit Senior Manager. Mr. Chilcott has a Bachelor of Science degree in Accounting from Villanova University and is a Certified Public Accountant in the State of Pennsylvania.

The Company entered into an offer letter with Mr. Chilcott which provides that his base salary will be $225,000 per year and that he will be eligible to receive the following bonuses: $5,000 if the Company’s next Annual Report on Form 10-K is filed on or prior to December 12, 2020; $5,000 if the Company files a registration statement on Form S-1 on or prior to January 15, 2021; $5,000 if the Company completes a capital raise of at least $3,000,000 on or prior to Apri1 15, 2021; $20,000 if the Company completes a capital raise of at least $10,000,000 on or prior to September 30, 2021; and $15,000 if the Company successfully lists on a Nasdaq stock market on or before December 31, 2021. Mr. Chilcott is entitled to participate in all medical and other benefits that the Company has established for its employees.

The offer letter also provides that Mr. Chilcott will be granted an option to purchase up to 94,545,096 shares of the Company’s common stock at an exercise price and subject to the terms to be set by the Board of Directors of the Company.

Mr. Chilcott does not have any related party transactions or family relationships with the Company or any of the Company’s other officers or directors.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of Theralink Technologies, dated September 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERALINK TECHNOLOGIES, INC.

	By:	/s/ Mick Ruxin, M.D.
	Name:	Mick Ruxin, M.D.
	Title:	Chief Executive Officer

Date: September 29, 2020